Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Unilever PLC:

We consent to the incorporation by reference in the registration statements on Form F-3 of Unilever PLC (No. 333-245589-01), Unilever Capital Corp (No. 333-245589-02) and Unilever United States Inc. (No. 333-245589-03) and on Form S-8 of Unilever PLC (No. 333-185299) of our report dated 3 March 2021, with respect to the consolidated balance sheets of Unilever PLC (and subsidiaries) (‘the Company’) as of 31 December 2020 and 2019, the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated cash flow statements for each of the years in the three-year period ended 31 December 2020, and the related notes (collectively, the Consolidated Financial Statements) and the effectiveness of internal control over financial reporting as of 31 December 2020, which report appears in the 31 December 2020 annual report on Form 20-F of Unilever PLC.

Our report dated 3 March 2021 contains an explanatory paragraph that states that the Company acquired Main Horlicks Acquisition, Horlicks Bangladesh, Liquid IV and SmartyPants on 1 April 2020, 30 June 2020, 1 October 2020, and 23 December 2020 respectively, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of 31 December 2020 Main Horlicks Acquisition, Horlicks Bangladesh, Liquid IV and SmartyPants’s internal control over financial reporting associated with approximately 11% of the Company’s total assets (of which 10% represented goodwill and intangible assets acquired) and approximately 1% of the Company’s turnover included in the Consolidated Financial Statements of the Company as of and for the year ended 31 December 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Main Horlicks Acquisition, Horlicks Bangladesh, Liquid IV and SmartyPants.

/s/ KPMG LLP

London, United Kingdom

10 March 2021